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                                                                    Exhibit 23.1

                        CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement
(Form S-4 No. 333-83117) and the Registration Statement (Form S-4 No.
333-43005) of Park-Ohio Industries, Inc. for the registration of its 9.25% Senior Subordinated Notes due 2007 of our report dated March 26, 2001 with respect to the consolidated financial statements of Park-Ohio Industries, Inc. included in this Annual Report (Form 10-K) for the year ended December 31, 2000.

                                                    /s/ Ernst & Young LLP


Cleveland, Ohio
March 30, 2001